THIRTEENTH AMENDMENT TO AMENDED AND
RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRTEENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Thirteenth Amendment”) is made as of this 10th day of June, 2011, by and among BANK OF AMERICA, N.A., a national banking association (“Bank of America”) with an office at 135 South LaSalle Street, 4th Floor, Chicago, Illinois 60603, individually as a Lender and as Agent (“Agent”) for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Bank of America, is referred to hereinafter individually as a “Lender” and collectively as the “Lenders”), the LENDERS and MFRI, INC., a Delaware corporation (“MFRI”), MIDWESCO FILTER RESOURCES, INC., a Delaware corporation (“Midwesco”), PERMA‑PIPE, INC., a Delaware corporation (“Perma‑Pipe”), THERMAL CARE, INC., a Delaware corporation (“Thermal Care”), TDC FILTER MANUFACTURING, INC., a Delaware corporation (“TDC”), MIDWESCO MECHANICAL AND ENERGY, INC., a Delaware corporation (“Mechanical”) and FREEZONE HOLDINGS LIMITED LIABILITY COMPANY, a Delaware limited liability company (“Freezone”) and PERMA-PIPE CANADA, INC., a Delaware corporation (“Perma‑Pipe Canada”). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied. MFRI, Midwesco, Perma‑Pipe, Thermal Care, TDC, Mechanical, Freezone and Perma‑Pipe Canada are sometimes hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”.
WHEREAS, Borrowers (other than Mechanical, Freezone and Perma‑Pipe Canada), Agent, and the Lender signatories thereto hereto entered into that certain Amended and Restated Loan and Security Agreement dated December 15, 2006, as amended by that First Amendment to Amended and Restated Loan and Security Agreement dated February 28, 2007 by and among Borrowers (other than Freezone and Perma‑Pipe Canada), Agent and Lenders, by that certain Second Amendment to Amended and Restated Loan and Security Agreement dated August 28, 2007 by and among Borrowers (other than Freezone and Perma‑Pipe Canada), Agent and Lenders, by that certain Third Amendment to Amended and Restated Loan and Security Agreement dated December 13, 2007 by and among Borrowers (other than Freezone and Perma‑Pipe Canada), Agent and Lenders, by that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated April 17, 2008 by and among Borrowers (other than Freezone and Perma‑Pipe Canada), Agent and Lenders, by that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated September 7, 2008 by and among Borrowers (other than Freezone and Perma‑Pipe Canada), Agent and Lenders, by that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated January 12, 2009 by and among Borrowers (other than Freezone and Perma‑Pipe Canada), Agent and Lenders, by that certain Seventh Amendment to Amended and Restated Loan and Security Agreement dated August 5, 2009 by and among Borrowers (other than Freezone and Perma‑Pipe Canada), Agent and Lenders, by that certain Eighth Amendment to Amended and Restated Loan and Security Agreement dated December 9, 2009 by and among Borrowers, Agent and Lenders, by that certain Ninth Amendment to Amended and Restated Loan and Security Agreement dated April 13, 2010 by and among Borrowers, Agent and Lenders, by that certain Tenth Amendment to Amended and Restated Loan and Security Agreement dated May 11, 2010 by and among Borrowers, Agent and Lenders, by that certain Eleventh Amendment to Amended and Restated Loan and Security Agreement dated October 5, 2010 by and among Borrowers, Agent and Lenders and by that certain Twelfth Amendment to Amended and Restated Loan and Security Agreement dated February 18, 2011 by and among Borrowers, Agent and Lenders (said Amended and Restated Loan and Security Agreement, as amended from time to time, the “Loan Agreement”);
NOW, THEREFORE, in consideration of the following terms and conditions, the parties agreed as follows:

1.Definitions. Except as otherwise specifically provided for herein, all capitalized terms used herein without definition shall have the meanings contained in the Loan Agreement.
2.Amended Definitions. The definitions of “Availability Threshold” and “EBITDA” contained in Exhibit 8.3 to the Loan Agreement are hereby deleted and the following are inserted in their stead:

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“Availability Threshold - for the following periods within the Term: (i) commencing May 1, 2011 and ending May 31, 2011, $750,000; (ii) commencing June 1, 2011 and ending June 23, 2011, $1,500,000; (iii) commencing June 24, 2011 and ending July 14, 2011, $2,500,000; (iv) commencing July 15, 2011 and ending September 14, 2011, $3,500,000; and (v) after September 14, 2011, $5,000,000 for each day within the Term during the period commencing each May 1 and ending each January 31 and $3,500,000 for each day within the Term during the period commencing each February 1 and ending each April 30.”
“EBITDA ‑ with respect to any fiscal period, the sum of Consolidated Net Income (Loss) before Interest Expense, income taxes, depreciation and amortization for such period (but excluding any extraordinary gains for such period), plus the amount of any expenses or charges deducted from Consolidated Net Income for the applicable period in connection with the closure and write down of TDC's facility at 1331 South 55th Court, Cicero, Illinois; provided that the aggregate amount of add‑backs to EBITDA as a result of any such charges or expenses shall not exceed $2,500,000, plus the amount of any expenses or charges deducted from Consolidated Net Income for the applicable periods ending on or prior to January 31, 2012 in connection with the closure and write down of Midwesco's South African Subsidiary; provided that the aggregate amount of add‑backs to EBITDA as a result of any such charges or expenses shall not exceed $500,000; plus the amount of any non‑cash expenses or charges deducted from Consolidated Net Income related to management, director or employee equity incentive plans; provided that, to the extent any Borrower incurs any cash expense, charge or expenditure related to such equity incentive plans or repurchases any Security issued under any such equity incentive plan, the amount of such expense, charge, expenditure or repurchase price, to the extent not already deducted from Consolidated Net Income, shall be subtracted from the applicable period's EBITDA, plus, to the extent included in the determination of Consolidated Net Income (Loss), any excise taxes paid in or to India (or any political subdivision thereof) resulting from the repatriation of cash to the United States), all as determined for Borrowers and their Subsidiaries on a Consolidated basis and in accordance with GAAP.”
3.Amendment Fee. In order to induce Agent and Lenders to amend the definition of Availability Threshold as provided for herein, Borrowers agree to pay Agent for the ratable benefit of Lenders a fee in the amount of $35,000. Said fee shall be due and payable and deemed fully earned and non‑refundable on the date hereof.
4.Projections and Cash Repatriation. Borrowers covenant to deliver to Agent on or prior to June 30, 2011, Projections and an Availability forecast on a month by month basis through January 31, 2012. Borrowers covenant that Borrower Representative shall receive at least $2,535,000 in cash (net of any applicable excise taxes) from its Indian Foreign Subsidiary(ies) on or prior to July 14, 2011.
5.Conditions Precedent. This Thirteenth Amendment shall become effective upon each of the following:
(i)receipt by Agent of a fully executed copy of this Thirteenth Amendment; and
(ii)payment of the fee referred to in Section 3 above.
6.Governing Law. This Thirteenth Amendment shall be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to the principles thereof relating to conflict of laws.
7.Execution in Counterparts. This Thirteenth Amendment may be executed in any number of counterparts, which shall, collectively and separately, constitute one Agreement.
8.Continuing Effect. Except as otherwise provided herein, the Loan Agreement remains in full force and effect.

MFRI, INC. By: /s/ Michael D. Bennett Name: Michael D. Bennett Title: VP CFO
MIDWESCO FILTER RESOURCES, INC. By: /s/ Michael D. Bennett Name: Michael D. Bennett Title: Vice President
PERMA‑PIPE, INC. By: /s/ Michael D. Bennett Name: Michael D. Bennett Title: Vice President
THERMAL CARE, INC. By: /s/ Michael D. Bennett Name: Michael D. Bennett Title: Vice President
TDC FILTER MANUFACTURING, INC. By: /s/ Michael D. Bennett Name: Name: Michael D. Bennett Title: Vice President
MIDWESCO MECHANICAL AND ENERGY, INC. By: /s/ Michael D. Bennett Name: Michael D. Bennett Title: Secretary & Treasurer
FREEZONE HOLDINGS LIMITED LIABILITY COMPANY By: /s/ Michael D. Bennett Name: Michael D. Bennett Title: Secretary & Treasurer
PERMA-PIPE CANADA, INC. By: /s/ Michael D. Bennett Name: Michael D. Bennett Title: Secretary & Treasurer
BANK OF AMERICA, N.A., as Agent and as a Lender By: /s/ Brian Conole Name: Brian Conole Title: Senior Vice President